Exhibit 99.2



                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Davis Woodward, the Vice President of Finance, Secretary and Chief Financial Officer of Surgical Laser Technologies, Inc., hereby certifies that:


         1. The Company's Form 10-Q Quarterly Report for the period ended September 29, 2002 (the "Report") fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Dated:   November 12, 2002            /s/  Davis Woodward
                                      Davis Woodward, Vice President of Finance,
                                      Chief Financial Officer and Secretary